UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_____________________

FORM 8-K

CURRENT REPORT

_____________________

(Mark One)

[X]  REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 1, 2004

OR

[_] TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the transition period from ___________ to ___________

Commission file number: 0-30863

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NETWORK ENGINES, INC.

(Exact name of registrant as specified in its charter)

Delaware	04-3064173
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

25 Dan Road, Canton, MA	02021
(Address of principal executive offices)	(Zip Code)

(781) 332-1000
(Registrant's telephone number, including area code)

Item 9.  Disclosure of Award Notification

     Network Engines, Inc. (the “Company”) has been notified by EMC Corporation (“EMC”) that it has been selected, after a competitive bidding process, to develop and manufacture a server appliance hardware platform for a future version of EMC’s Centera product.  This continues the Centera relationship that began in July of 2001.  Based on this selection, the Company expects research and development expenses to increase over the coming quarters and expects to be able to provide estimates for the quarter ending September 30, 2004 in its upcoming earnings conference call for the quarter ended June 30, 2004 on or about July 22, 2004.

     Safe Harbor Regarding Forward-Looking Statements

     Statements in this filing regarding the Company’s future financial performance including statements regarding future revenues, research and development expenses and any other statements about the Company’s management’s future expectations, beliefs, goals, plans or prospects constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The Company's actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including those factors contained in the Company's most recent Annual Report on Form 10-K for the year ended September 30, 2003 and its most recent Quarterly Report on Form 10-Q for the quarter ended March 31, 2004 under the section "Factors That May Affect Future Operating Results" as well as other documents that may be filed by the Company from time to time with the Securities and Exchange Commission.  Forward-looking statements include statements regarding the Company's expectations, beliefs, intentions or strategies regarding the future and can be identified by forward-looking words such as "anticipate", "believe", "could", "estimate", "expect", "intend", "may", "should", "will", and "would" or similar words. The Company assumes no obligations to update the information included in this filing.

     The information in this Form 8-K shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934 (the "Exchange Act") or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

NETWORK ENGINES, INC.

Date: July 7, 2004

By:  /s/ Douglas G. Bryant

Douglas G. Bryant

Vice President of Finance and Administration,

Chief Financial Officer, Treasurer and Secretary

(Principal Financial Officer and Principal

Accounting Officer)